UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

The ADT Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35502	45-4517261
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices, including Zip Code)

(561) 988-3600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 17, 2012, Tyco International Ltd. (“Tyco”) announced that its shareholders have approved the distribution to its shareholders of all of its common shares of The ADT Corporation (the “Company”), a wholly owned subsidiary of Tyco that holds Tyco’ residential and small business security business in the United States and Canada. To effect the distribution, Tyco will distribute one share of ADT common stock for every two Tyco common shares outstanding as of 5:00 p.m., New York City time on September 17, 2012 (the “Record Date”). Fractional shares of ADT will not be distributed and any Tyco shareholder otherwise entitled to receive a fractional share will instead receive a cash payment. The distribution is expected to occur on September 28, 2012 to Tyco shareholders of record as of Record Date.

The Information Statement of the Company, dated September 17 , 2012 (the “Information Statement”), which describes for shareholders the details of the distribution and provides information as to the business and management of the Company, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item. The Information Statement will be mailed to Tyco shareholders shortly after the Record Date.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Information Statement of The ADT Corporation dated September 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 17, 2012	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
		Name:	N. David Bleisch
		Title:	Senior Vice President, General Counsel and Corporate Secretary